Exhibit 99.1

VIROPHARMA INCORPORATED Contacts: Robert A. Doody Assistant Director, Investor Relations Phone (610) 321-6290 Kristina M. Broadbelt (Media) Associate Director, PR & Advocacy Phone (610) 321-2358

VIROPHARMA’S CINRYZE® (C1 INHIBITOR [HUMAN]) GRANTED EUROPEAN

MARKETING AUTHORIZATION FOR HEREDITARY ANGIOEDEMA (HAE)

- First and Only Approved Therapy to Meet HAE Patients’ Multiple Management Needs,

Including Routine Prevention, Pre-Procedure Prevention, and Acute Treatment of HAE -

- Self Administration Option Supported for Appropriately Trained Patients -

Exton, PA, June 15, 2011 — ViroPharma Incorporated (Nasdaq: VPHM) today announced that the European Commission has granted ViroPharma Centralized Marketing Authorization for Cinryze® (C1 inhibitor [human]) in adults and adolescents with hereditary angioedema (HAE) for routine prevention, pre-procedure prevention and acute treatment of angioedema attacks. The approval also includes a self administration option for appropriately trained patients included in the Summary of Product Characteristics (SPC).

The therapeutic indication in Europe is for treatment and pre-procedure prevention of angioedema attacks in adults and adolescents with hereditary angioedema (HAE), and routine prevention of angioedema attacks in adults and adolescents with severe and recurrent attacks of hereditary angioedema (HAE), who are intolerant to or insufficiently protected by oral prevention treatments or patients who are inadequately managed with repeated acute treatment.

“Many patients experience frequent or severe attacks that are not only disabling and potentially fatal, but also lead to constant anxiety about when an attack will occur significantly impacting patients’ ability to conduct normal and productive lives,” commented Prof. Konrad Bork of the Department of Dermatology of Johannes Gutenberg University in Mainz, Germany. “The approval of Cinryze in Europe provides a very important new option to meet the needs of these severely afflicted HAE patients.”

Privatdozent Wolfhart Kreuz, M.D., of the Comprehensive Care Centre (CCC) for Hereditary and Acquired Angioedema of Johann Wolfgang Goethe University Hospital in Frankfurt, Germany added, “While it is essential that we provide therapies to treat HAE attacks, many patients require or want the ability to proactively reduce the frequency or severity of their attacks. Cinryze is a comprehensive management option that can empower patients and physicians to seek the security and control of preventative therapy, while also treating breakthrough attacks.”

HAE is a rare, debilitating and potentially life-threatening genetic disorder that affects at least 10,000 people in Europe. HAE is a variable disease due to a deficiency of C1 inhibitor, a human plasma protein that prevents swelling. Patients can experience unpredictable, recurrent, disabling and potentially deadly attacks of swelling that can affect the larynx, abdomen, face, extremities and genitourinary tract. Cinryze helps to control HAE by increasing functional C1 inhibitor activity.

ViroPharma’s Cinryze is the first and only C1 inhibitor approved on clinical data supporting its effectiveness in the prevention of attacks of this potentially dangerous genetic disease.

“As a global HAE patient advocacy organization, HAEi welcomes new therapeutic options for our patient population in the European Union, and around the world,” commented Henrik Boysen, the executive director of HAEi, the International Patient Organization for C1 Inhibitor Deficiencies. “Now, with Cinryze licensed in the EU to both prevent and treat HAE attacks, physicians and patients have another important therapeutic option to help reduce suffering.”

The approval of Cinryze follows the positive opinion adopted by the Committee for Medicinal Products for Human Use (CHMP) in March 2011. Cinryze is now approved throughout all the Member States of the European Union (EU) as well as in the European Economic Area (EEA), namely Norway, Iceland and Liechtenstein.

“The approval of Cinryze throughout Europe is an important milestone for ViroPharma in our evolution as an international biopharmaceutical company that delivers novel solutions that address the unmet medical needs of patients living with few, if any, clinical treatment options,” commented Vincent Milano, ViroPharma’s president and chief executive officer. “We are thrilled to bring this important new therapy to European HAE patients seeking a more normal life through the prevention and treatment of their attacks.”

Thierry Darcis, M.D., ViroPharma’s vice president, general manager, Europe, added, “Providing for the evolving needs of patients is our priority throughout our global organization, and we look forward to working closely with physicians across Europe as we launch this product into European markets.”

About Cinryze®

Cinryze is a highly purified, pasteurized and nanofiltered plasma-derived C1 esterase inhibitor product. In the U.S., Cinryze is approved by the FDA for routine prophylaxis against angioedema attacks in adolescent and adult patients with HAE. In the E.U., the product is approved by the EMA for the treatment and pre-procedure prevention of angioedema attacks in adults and adolescents with hereditary angioedema (HAE), and routine prevention of angioedema attacks in adults and adolescents with severe and recurrent attacks of hereditary angioedema (HAE), who are intolerant to or insufficiently protected by oral prevention treatments or patients who are inadequately managed with repeated acute treatment. Cinryze is for intravenous use only.

Severe hypersensitivity reactions to Cinryze may occur. Thrombotic events have occurred in patients receiving Cinryze, and in patients receiving off-label high dose C1 inhibitor therapy. Monitor patients with known risk factors for thrombotic events. With any blood or plasma derived product, there may be a risk of transmission of infectious agents, e.g. viruses and, theoretically, the CJD agent. The risk has been reduced by screening donors for prior exposure to certain virus infections and by manufacturing steps to reduce the risk of viral transmission including pasteurization and nanofiltration.

The most common adverse reactions in clinical trials associated with Cinryze were rash, headache, nausea, erythema, phlebitis and local reactions at the injection site. Adverse events of sinusitis and upper respiratory infection also were observed in clinical trials. No drug-related serious adverse events (SAEs) were reported in clinical trials.

Please visit http://www.viropharma.com/products/cinryze.aspx for the full U.S. Prescribing Information; the prescribing information for other countries can be found at www.viropharma.com.

About Hereditary Angioedema (HAE)

HAE is a rare, severely debilitating, life-threatening genetic disorder caused by a deficiency of C1 inhibitor, a human plasma protein. This condition is the result of a defect in the gene controlling the synthesis of C1 inhibitor. C1 inhibitor maintains the natural regulation of the contact, complement, and fibrinolytic systems, that when left unregulated, can initiate or perpetuate an attack by consuming the already low levels of endogenous C1 inhibitor in HAE patients. Patients with C1 inhibitor deficiency experience recurrent, unpredictable, debilitating, and potentially life threatening attacks of inflammation affecting the larynx, abdomen, face, extremities and urogenital tract. Patients with HAE experience approximately 20 to 100 days of incapacitation per year. There are estimated to be at least 6,500 people with HAE in the United States and at least 10,000 people in the European Union.

For more information on HAE, visit the HAEi’s (International Patient Organization for C1 Inhibitor Deficiencies) website at www.haei.org and the U.S. HAE Association’s website at: www.haea.org.

About ViroPharma Incorporated

ViroPharma Incorporated is an international biopharmaceutical company committed to developing and commercializing novel solutions for physician specialists to address unmet medical needs of patients living with diseases that have few if any clinical therapeutic options, including C1 esterase inhibitor deficiency, pediatric epilepsy and C. difficile infection (CDI). Our goal is to provide rewarding careers to employees, to create new standards of care in the way serious diseases are treated, and to build international partnerships with the patients, advocates, and health care professionals we serve. ViroPharma’s commercial products address diseases including hereditary angioedema (HAE) and CDI; for full U.S. prescribing information on our products, please download the package inserts at http://www.viropharma.com/Products.aspx; the prescribing information for other countries can be found at www.viropharma.com.

ViroPharma routinely posts information, including press releases, which may be important to investors in the investor relations and media sections of our company’s website, http://www.viropharma.com/. The company encourages investors to consult these sections for more information on ViroPharma and our business.

Forward Looking Statements

Certain statements in this press release contain forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements provide our current expectations or forecasts of future events, including our regulatory filings in Europe related to Cinryze, including without limitation statements related to physician and patient acceptance of Cinryze and the estimated number of HAE patients in the EU. There can be no assurance that our commercial launch of Cinryze in the EU will be successful. The commercial success of Cinryze in the EU will depend on a number of factors including, the actual number of HAE patients in the EU, physician and patient acceptance of Cinryze, the timing and level of pricing approvals obtained in EU member states and the level of manufacturing and supply of Cinryze produced by third party manufacturers. These factors, and other factors, including, but not limited to those described in our annual report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the period ended March 31, 2011 filed with the Securities and Exchange Commission, could cause future results to differ materially from the expectations expressed in this press release. The forward-looking statements contained in this press release are made as of the date hereof and may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements. These forward looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this press release.

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